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                                                                   Exhibit 10.17

                               SUBLEASE AGREEMENT

            THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of May 19, 2000, by and between DAMES & MOORE, INC., a Delaware corporation ("Sublessor"), and SOMERA COMMUNICATIONS, INC., a Delaware Corporation ("Subtenant").

                                    RECITALS

            A. Sublessor is the tenant under that certain Lease dated December 1, 1995, as amended by First Amendment to Lease dated January 30, 1996 and First Amendment to Net, Net, Net Lease effective as of February 1, 1999, wherein Santa Barbara Corporate Center, LLC, a California limited liability company ("Landlord") leased to Sublessor certain premises described as 5383 Hollister Avenue in the unincopotared area of Santa Barbara County, California (the "Master Premises") in the building known as GRCI Building (the "Building"). Said Lease as amended prior to the date hereof is herein referred to as the "Master Lease" and is attached hereto as Exhibit A and made a part hereof.

            B. Subtenant desires to sublease from Sublessor, and Sublessor is willing to sublease to Subtenant, on the terms and conditions set forth herein, including without limitation, Section 1 of this Sublease, all of the Master Premises known herein as the "Sublease Premises" consisting of Suite 120, containing approximately Eight Thousand Six Hundred Ninety-Six (8,696) rentable square feet as delineated on the floor plan attached hereto as Exhibit B and hereby made a part hereof; provided, however, upon the Commencement Date, Sublessor shall deliver to Subtenant only that certain portion of the Premises consisting of approximately Two Thousand One Hundred Thirty Two (2,132) rentable square feet as delineated on the floor plan attached hereto as Exhibit D and hereby made a part hereof (the "Partial Premises").

            NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, Sublessor and Subtenant (together, the "Parties" and each sometimes a "Party") hereby agree and covenant with each other as follows:

                  1. Demise of Sublease Premises.

                        (a) Sublessor shall sublease and demise to Subtenant, and Subtenant shall hire and accept from Sublessor, the Sublease Premises on and subject to the terms and conditions set forth in this Sublease; provided, however, upon the Commencement Date, Sublessor shall deliver to Subtenant only the Partial Premises and the remainder of the "Sublease Premises" ("Remainder Premises") shall be delivered on or before October 1, 2000. The term "Sublease Premises", as used in this Sublease, shall mean and refer only to the Partial Premises until Sublessor delivers the Remainder Premises to Subtenant in which case, upon such delivery of the Remainder Premises, Subtenant shall be obligated to sublease all of the Sublease Premises and the term "Sublease Premises" shall mean and refer to all of the Sublease Premises. Notwithstanding anything to the contrary contained in this Section 1, if Sublessor does not so tender possession to Subtenant of the Remainder Premises (without any tenant improvements being made therto) by January 1, 2001 (The "Outside Date"), then as Subtenant's sole and exclusive remedy against Sublessor for Sublessor's failure to deliver and/or delay in the delivery of the Remainder Premises, Subtenant may terminate this Sublease by delivering written notice therof to Sublessor at any time after the Outside Date, but prior to Sublessor's tender of possession of the Remainder Premises. If Subtenant fails to deliver such termination notice, or if Sublessor tenders to Subtenant possession of the Sublease Premises (without any tenant improvements being made thereto) at any time earlier than the expiration of ten
(10) business days following receipt of Subtenant's termination notice, then upon the occurrence of any such events the foregoing right given to Subtenant to terminate this Sublease as provided herein shall lapse and be null and void and the Sublease shall remain in full force and effect with Subtenant having no further right to terminate this Lease pursuant to the foregoing provision. If Sublessor does so timely deliver to Subtenant possession of the Sublease Premises (without any tenant improvements being made thereto), Subtenant shall promptly deliver written
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notice to Sublessor confirming same (however, any failure by Subtenant to so notify Sublessor shall not affect the enforceability of this Sublease).

                        (b) In consideration of the obligations contained in this Sublease, Subtenant shall pay to Sublessor, upon the full possession of the Sublease Premises (including the Remainder Premises), a moving reimbursement fee in an amount equal to $50,000 or such lesser amount, if any, as Sublessor pays to NanoMotion pursuant to a separate agreement between Sublessor and NanoMotion ("Moving Fee"); provided, however, that such Moving Fee shall not be owed to Sublessor if possession of the Remainder Premises are tendered to Sublessee after October 1, 2000. Furthermore, Sublessor shall have the right to increase said amount to a total of $150,000 by requesting an additional amount up to $100,000 within thirty (30) days after Sublessor's delivery of possession of the Remainder Premises, which $100,000 shall be amortized over 36 months at a fixed rate of interest equal to 8% per annum and credited back to Sublessee as a partial rent credit spread evenly over the 36 month period commencing on the first (1st) day of the calendar month following deliver of the $100,000. For example, in the event Sublessor receives $100,000 from Subtenant, the monthly credit due to Subtenant shall be $3,133.64 each month for a period of 36 months. Subtenant shall pay such $100,000 to Sublessor within ten (10) days after Sublessor's written request therefore. The payment by Subtenant of the Moving Fee and $100,000 referred to above shall constitute "Rent" under this Sublease.

                  2. Term. The term of this Sublease shall commence upon Sublease execution, or the date upon which Landlord consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur (the "Commencement Date"), and shall end on February 14, 2004 (the "Term") unless sooner terminated, or extended, as provided herein. If Landlord's consent to this Sublease is required under the Master Lease and (i) Landlord for any reason disapproves this Sublease, this Sublease shall be of no further force and effect; and (ii) if Landlord fails to give such consent by May 19, 2000, either Party may then cancel this Sublease by giving written notice of cancellation to the other Party before such consent is actually received. Neither Party shall have liability to the other for any termination or cancellation under this
Section 2, unless such Party by its willful act caused Landlord to refuse timely consent to this Sublease.

                  3. Rent and Security Deposit.

                        (a) Base Rent. Subtenant shall pay to Sublessor upon execution of the Sublease the sum of Three Thousand One Hundred Fifty Three and 66/100 Dollars ($3,153.66) as rent ("Base Rent") for the first (1st) month of the Term and Subtenant shall pay to Sublessor such Base Rent, each month, in advance on the first (1st) day of each month of the Term without offset, deduction or counterclaim; provided, upon Sublessor's tender of possession of the Remainder Premises to Subtenant, Base Rent shall increase to and Subtenant shall pay to Sublessor without offset, deduction or counterclaim, Twelve Thousand Eight Hundred Sixty Three and 14/100 Dollars ($12,863.14) per month in advance on the first (1st) day of each month of the Term after such tender of possession of the Remainder Premises. Subtenant shall receive a credit (as set forth in Section 1 (b) above) against monthly Base Rent in the event Subtenant pays to Sublessor the $100,000 referenced in Section 1 (b) above. In the event of a partial rent month, the Rent will be prorated on the basis of a thirty (30) day month.

                        (b) Additional Rent. In addition to Base Rent, Subtenant shall pay to Sublessor as Additional Rent ("Additional Rent") 100% (if all the Sublease Premises is then subleased to Subtenant) or 24.5% (if only the Partial Premises is then subleased to Subtenant) of all operating expenses, taxes and assessments payable by Sublessor under the Lease ("Operating Expenses") and any other charges assessed against the Sublease Premises under the Master Lease or this Sublease. The Base Rent and Additional Rent may sometimes be referred to herein collectively as the "Rent."

                        (c) Method of Payment. All Rent shall be paid to Sublessor in lawful money of the United States, at the address specified for notices in Section 22 below (or such other place as Sublessor may designate by written notice to Subtenant from time to time), and shall be payable without requirement of notice or demand thereof and without any rights of setoff or deduction whatsoever.

                        (d) Escalation. Subtenant's base rent shall be adjusted per paragraph 3.5 of the Master Lease.
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                        (e) Late Charges. The Parties agree that late payments
of Rent by Subtenant to Sublessor will cause Sublessor to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore the Parties agree that if any installment of Rent is not received by Sublessor within five (5) days after due, Subtenant will pay to Sublessor a late charge equal to five percent (5%) of the late payment. Interest on any amounts payable by Subtenant under this Sublease shall accrue at the rate of twelve percent (12%) per annum from the date delinquent until paid in full.

                        (f) Rent Defined. As used herein, the term "Rent" shall mean Base Rent and the Additional Rent (including, without limitation, Subtenant's share of the Operating Expenses).

                        (g) Free Rent; No Tenant Improvement Allowance. During the first thirty (30) days following delivery by Sublessor of the (i) Partial Premises, Base Rent applicable to the Partial Premises shall be forgiven and
(ii) Remainder Premises, Base Rent applicable to the Remainder Premises shall be forgiven. Sublessor shall provide no tenant improvement allowance to Subtenant under this Sublease.

                  4. Master Lease.

                        (a) Incorporation by Reference; Assumption. All of the Articles of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease, except the following: Basic Lease Provision 4,6,7 and 9, and the following Master Lease Sections: 3.1, last sentence of Section 5.1, the final two sentences of Section 17.17, Section 18, and Exhibits D and E. In addition, Section 7.6, the second paragraph of Section 7.7 and Seciton 6.1 of the Master Lease are incorporated into this Sublease except in no event or circumstance shall Sublessor (i) be obligated to perform any of Landlord's obligations under Sections 6.1 or 7.6 or (ii) indemnify Subtenant (as Landlord indemnifies Sublessor, as "Lessee") under the second paragraph of Section 7.7 of the Master Lease and Sublessor shall have no obligation or liability to indemnify Subtenant except to the extent expressly set forth in this Sublease.
Section 17.29 of the Master Lease shall not be applicable unless and until Subtenant ceases to be a publicly held company. Where applicable, references in the Master Lease to Landlord will mean Sublessor and to Lessee will mean Subtenant (for examply, Sublessor shall not be obligated to repair damage or destruction of the Premises or Building under Section 8 of the Master Lease). If any provisions of this Sublease conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease will govern.

                        (b) Assumption of Lease Obligations. Subtenant will assume and perform Sublessor's obligations as lessee under the Master Lease during the Sublease Term to the extent such obligations are applicable to the Sublease Premises. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease.

                        (c) No Assumption by Sublessor. Sublessor does not assume any of the obligations of the Landlord under the Master Lease, including without limitation, the requirement to carry insurance under Section 7.6 of the Master Lease or to perform Landlord's maintenance, repair and alteration obligations under Section 6.1 of the Master Lease. Subtenant acknowledges that Sublessor's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Master Lease satisfies those same obligations. With respect to the performance by Landlord of its obligations under the Master Lease, Sublessor's sole obligation with respect thereto will be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Landlord; provided, however, Sublessor will have no obligation to institute legal action against Landlord.

                        (d) Performance Directly to Landlord. At any time and on reasonable prior notice to Subtenant, Sublessor can elect to require Subtenant to perform its obligations under this Sublease directly to Landlord, in which event Subtenant will send to Sublessor from time to time copies of all notices and other communications it will send to and receive from Landlord.

                        (e) Landlord Defaults; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublessor will not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason of or as the result of any breach, default or failure to perform by
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the Landlord under the Master Lease, and (b) whenever the consent or approval of
Sublessor and Landlord is required for a particular act, event or transaction
(i) any such consent or approval by Sublessor will be subject to the consent or approval of Landlord, and (ii) should Landlord refuse to grant such consent or approval, under all circumstances, Sublessor will be released from any obligation to grant its consent or approval.

                        (f) Termination of Master Lease. If the Master Lease is terminated for any reason whatsoever, this Sublease will terminate simultaneously and any unearned Rent paid in advance by Subtenant shall be refunded to Subtenant.

                  5. Maintenance and Repairs. At all times during the Sublease Term, Subtenant, at its sole cost, will maintain the Sublease Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair in accordance with the terms of the Master Lease. At the end of the Sublease Term, Subtenant will surrender the Sublease Premises in as good condition as when received, reasonable wear and tear excepted. Subtenant will be responsible for all repairs required to be performed by the Lessee under the Master Lease.

                  6. Use. Subtenant shall use the Sublease Premises solely for general office use in keeping with the character of a first class office building and shall not use or permit the use of the Sublease Premises in any manner which will tend to create waste or a nuisance, or shall tend to disturb Sublessor or other tenants of the Building.

                  7. Parking. Subtenant shall be entitled to that portion of Sublessor's parking allotment under the Master Lease which is allocable to the Sublease Premises.

                  8 Hazardous Substances.

                        (a) Definitions. For the purposes of this Sublease, the following terms have the following meanings:

                              1. "Environmental Laws" means any and all laws,
statutes, ordinances or regulations pertaining to health, industrial hygiene or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C.ss.9601 et seq. and the Resource Conservation Recovery Act of 1976 ("RCRA"), as amended, 42 U.S.C.ss.6901 et seq.

                              2. "Hazardous Material(s)" means any hazardous,
toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in CERCLA and RCRA.

                              3. "Environmental Problem" shall mean (A) any
release or discharge, or threatened release or discharge, of a Hazardous Material in, on, under, from or about the Sublease Premises, the Master Premises or the Building or (B) any violation or threatened violation of any Environmental Laws, whether or not intentional, in, on, under or about the Sublease Premises, the Master Premises or the Building.

                              4. "Subtenant Related Environmental Problem" shall
mean any Environmental Problem resulting from or related to (A) any act or omission of Subtenant, Subtenant's agents, servants, employees, contractors, subcontractors, visitors, licensees or invitees (collectively, "Subtenant's Representatives") or anyone allowed to enter onto the Sublease Premises or the Building by Subtenant or (B) Subtenant's use of the Sublease Premises or the Building.

                        (b) Prohibition. Subtenant shall not cause or permit the manufacture, generation, production, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any Hazardous Material in, on, under, from or about the Sublease Premises or the Building, or into the environment surrounding the Building. Notwithstanding the preceding sentence, Subtenant may store and use cleaning or office supplies ("Supplies") containing Hazardous Materials so long as (i) the Supplies are of a
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type and chemical composition commonly used by businesses in general (and not used solely as an incident to Subtenant's particular business or use of the Sublease Premises); (ii) Subtenant stores and uses the Supplies only in such quantities as may reasonably be expected to be stored or used by persons occupying space the size of the Sublease Premises for general office purposes; and (iii) Subtenant stores and uses the Supplies in compliance with any manufacturer's directions or warnings and all applicable federal, state or local laws, regulations and judicial decrees or orders. Subtenant shall store and use all Supplies in a manner which minimizes to the greatest extent reasonably practical the threat of any spill or release of such Supplies into or onto the Sublease Premises, the Building or the environment and shall promptly and with reasonable care clean up any such spill or release to the satisfaction of Sublessor and any governmental authority having jurisdiction thereof. In no event shall Subtenant use or store any asbestos-containing materials or PCBs on the Sublease Premises.

                        (c) Compliance with Laws. Subtenant and Subtenant's Representatives (e.g., its agents, employees, contractors and invitees) shall comply in all respects with any and all Environmental Laws applicable to the Sublease Premises and Subtenant's use thereof.

                        (d) Environmental Problems. Subtenant shall exercise reasonable care to avoid the occurrence of any Subtenant Related Environmental Problem. If Subtenant causes, permits or learns of any Environmental Problem, Subtenant shall immediately notify Sublessor. Subtenant shall give any and all notices of any Subtenant Related Environmental Problem required by applicable Environmental Laws, including, without limitation, any notice required by CERCLA. Subtenant shall immediately give Sublessor notice of any governmental investigation or any governmental or regulatory action, proceeding, order or decree relating to any Subtenant Related Environmental Problem and, at Subtenant's expense, shall comply in all respects with any such order or decree within the time period allowed thereby for compliance, unless Sublessor notifies Subtenant that Sublessor intends to contest such order or decree. Prior to commencing any corrective or remedial action with respect to any Environmental Problem (except for any such action taken to comply with an order or decree which Sublessor has not elected to contest), Subtenant shall obtain the consent of Sublessor (which shall not be unreasonably withheld or delayed) and all governmental entities having jurisdiction thereof. Subtenant shall not be responsible or liable to Sublessor for any costs incurred due to any Hazardous Material which was present on the Sublease Premises prior to Subtenant's occupancy thereof.

                        (e) Indemnity. Subtenant shall indemnify, defend and hold harmless Sublessor (through counsel reasonably satisfactory to Sublessor) against any and all claims, demands, actions, proceedings, liabilities, punitive damages, civil, administrative or criminal penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, fines and forfeitures) incurred by Sublessor or to which Sublessor may be exposed by reason of any of the following (an "Environmental Default"): (i) the manufacture, generation, production, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any Hazardous Material (including any Supplies) in, on, or from the Sublease Premises or by Subtenant or Subtenant's Representatives, in, on or about the Building during the term of this Sublease; (ii) Subtenant's violation of any of the provisions of this Section 8; or (iii) any Subtenant Related Environmental Problem. Without limiting the generality of the foregoing, Subtenant shall reimburse Sublessor upon demand for (I) any investigative, consulting, legal, response, remedial, monitoring or clean up costs incurred by Sublessor (whether or not in response to any governmental or judicial action, decree or order) relating to any Environmental Default; and (II) any investigative, consulting or legal costs incurred by Sublessor in defending against any regulatory or judicial order or decree, or satisfying any judgment or the terms of any settlement or consent decree, relating to any Environmental Default. Subtenant's indemnity obligations under this Section 8 shall survive the expiration or earlier termination of this Sublease.

                        (f) Sublessor hereby represents and warrants to Subtenant that (i), to Sublessor's actual knowledge (without duty of inquiry or investigation), from the date of Sublessor's initial occupancy of the Sublease Premises to the date of this Sublease, Sublessor has not caused any Environmental Problem and (ii) during Sublessor's occupancy of the Sublease Premises, Sublessor used the Sublease Premises for general office uses and did not conduct laboratory testing at the Sublease Premises.

                  9. Alterations.

                        (1) Alterations and Improvements by Subtenant. Subtenant will not make any alterations, additions or improvements to the Sublease Premises ("Alterations") without obtaining the prior written consent of Sublessor thereto, which consent shall be deemed granted if Subtenant obtains Landlord's consent thereto and notifies Sublessor in writing thereof at least ten (10) days prior to commencement of such Alterations; provided, however, Subtenant shall indemnify, defend (by counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from and against all claims, damages, losses, liabilities, judgments, costs and expenses suffered or incurred by Sublessor arising from or related to Subtenants' failure to (i) surrender the Sublease Premises in the condition in which Sublessor must surrender the Sublease Premises to Landlord pursuant to the Master Lease, and (ii) remove any Alterations made by Subtenant to the extent required by Landlord and (iii) restore the Subleased Premises to the condition required by t the terms of the Master Lease. The term "Alterations" includes any alterations, additions or improvements made by Subtenant to comply with the ADA as required in Section 11 below. All Alterations must be constructed (i) in a good and workmanlike manner using materials of a quality comparable to those on the Sublease Premises, (ii) in conformance with all relevant codes, regulations and ordinances and (iii) only after necessary permits, licenses and approvals have been obtained by Subtenant from the appropriate governmental agencies. All Alterations will be made at Subtenant's sole cost and diligently prosecuted to completion. Any contractor or other person making any Alterations must first be reasonably approved in writing by Sublessor; provided, however, Sublessor hereby approves of Trabucco Construction, Inc. as a contractor.

                        (2) Disposition on Termination. Upon the expiration of the Sublease Term or earlier termination of this Sublease, Sublessor may elect to have Subtenant either (i) surrender with the Sublease Premises any or all of the Alterations as Sublessor may determine (except personal property as provided in Section 10 below), which Alterations will become the property of Sublessor, or (ii) promptly remove any or all of the Alterations designated by Sublessor to be removed, in which case Subtenant must, at Subtenant's sole cost, repair and restore the Sublease Premises to its condition as of the Commencement Date, reasonable wear and tear excepted.

                  10. Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Sublease Premises will be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, must repair any damage to the Sublease Premises caused by such removal or by the original installation. In the event Master Lessor so requires, Sublessor shall require that Subtenant remove all or any part of Subtenant's personal property at the expiration of the Sublease Term or sooner termination of this Sublease, in which event the removal will be done at Subtenant's expense and Subtenant, prior to the end of the Sublease Term or upon sooner termination of this Sublease, will repair any damage to the Sublease Premises caused by its removal.

                  11. Condition of Premises. Subtenant agrees to accept the Sublease Premises in an "AS IS" and "WITH ALL FAULTS" condition. Without limiting the foregoing, Subtenant's rights in the Sublease Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Sublease Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublessor nor Sublessor's agent has made any representation or warranty as to:

                        (1) the present or future suitability of the Sublease Premises for the conduct of Subtenant's business;

                        (2)   the physical condition of the Sublease Premises;

                        (3)   the expenses of operation of the Sublease
                              Premises;

                        (4) the safety of the Sublease Premises, whether for the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers;

                        (5) the compliance of the Sublease Premises with any applicable laws, regulations or ordinances; or

                        (6) any other matter or thing affecting or related to the Sublease Premises.

                              Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant will, prior to acceptance of delivery of possession of the Sublease Premises, inspect the Sublease Premises and become thoroughly acquainted with its condition. Subtenant acknowledges that the taking of possession of the (i) Partial Premises by Subtenant will be conclusive evidence that the Partial Premises were in good and satisfactory condition at the time such possession was taken and (ii) Remainder Premises by Subtenant, as and when possession is taken, will be conclusive evidence that the Remainder Premises were in good and satisfactory condition at the time such possession is taken. Subtenant specifically agrees that, except as specifically provided by laws in force as of the date hereof, Sublessor has no duty to make any disclosures concerning the condition of the Building and the Sublease Premises or the appropriateness of the Sublease Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublessor might have to make any such disclosures. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Sublease Premises, Subtenant will indemnify and defend Sublessor for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant information about the Building or the Sublease Premises to any employee, agent, subtenant or assignee. Subtenant will comply will all laws and regulations relating to the use or occupancy of the Sublease Premises, including without limitation, making structural alterations or providing auxiliary aids and services to the Sublease Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq. (the "ADA").

            12.               Insurance.

                  (a) Coverage. At all times during the Sublease Term, Subtenant will, at its sole cost, procure and maintain the types and amounts of insurance coverage as is required of Sublessor in the Master Lease.

                  (b) Policies. All insurance required to be carried by Subtenant must be in a form satisfactory to Landlord and Sublessor and carried with companies reasonably acceptable to Sublessor and Landlord. Subtenant must provide Sublessor with an original certificate of insurance showing Sublessor and Landlord as additional insureds on all policies of insurance excluding the insurance required under Section 12(a)(5). Subtenant's policies of insurance shall provide that they are primary coverage for all matters insured therein. The certificate must provide for a thirty (30) day written notice to Sublessor in the event of cancellation or material change in coverage.

                  (c) Subrogation. Sublessor and Subtenant will each obtain from their respective insurers under all policies of fire, theft, public liability and other insurance maintained by either of them at any time during the Sublease Term insuring or covering the Sublease Premises excluding the insurance required under Section 12(a)(5), a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party and each party waives any and all rights of recovery against the other and their respective officers, employees and agents for loss of or any damage to such waiving party or its property to the extent such loss or damage is insured against under any insurance policy in effect at the time of such loss or damage.

            13. No Encumbrance. Subtenant will not voluntarily, involuntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Sublease Premises.

            14. Default. The occurrence of any of the following shall constitute a default (an "Event of Default") by Subtenant:

                  (a) Failure to pay Rent when due, if such failure continues for five (5) days after notice has been given to Subtenant; provided that if Subtenant fails to pay Rent when due more than three (3) times during a consecutive twelve (12) month period during the Sublease Term, Sublessor's obligation to notify Subtenant of any such failure will end after the third such occurrence, and a noncurable Event of Default shall occur if Subtenant fails to pay any Rent due thereafter when such Rent is due; or

                  (b) Failure to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than ten (10) days after Sublessor gives written notice thereof to Subtenant; provided that if Subtenant fails to pay any sum or charge when due more than three (3) times during a consecutive twelve (12) month period during the Sublease Term, Sublessor's obligation to notify Subtenant of any such failure will end after the third such occurrence, and a noncurable Event of Default shall occur if Subtenant fails to pay any sum or charge due thereafter when such sum or charge is due; or

                  (c) Subtenant abandons or vacates the Sublease Premises; or

                  (d) Failure to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than twenty five (25) days after Sublessor gives written notice thereof to Subtenant, or if the default cannot be cured within said twenty five (25) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

                  (e) Any act or omission on the part of Subtenant which is the basis of a claim by Landlord of a default on the part of Tenant under the Master Lease (whether or not Landlord gives Sublessor written notice of default under the Master Lease) unless Subtenant cures such act or omission to Landlord's satisfaction within three (3) days after either Landlord or Sublessor give Subtenant notice of such act or omission; or

                  (f) The filing of a petition by or against Subtenant under the Federal Bankruptcy Code or any state bankruptcy or insolvency law (unless, in the case of a petition filed against Subtenant, Subtenant contests such petition and obtains a dismissal thereof within sixty (60) days after filing); Subtenant's making any general assignment for the benefit of its creditors; the appointment of a trustee or receiver to take possession of all or any portion of Subtenant's assets located at the Sublease Premises or of Subtenant's interest under this Sublease (unless Subtenant contests such appointment and obtains repossession of such assets or interest within sixty (60) days); the attachment, execution or other judicial seizure of all or any portion of Subtenant's assets located at the Sublease Premises or of Subtenant's interest under this Sublease; or Subtenant's acknowledgment in writing that it is insolvent or generally unable to pay its obligations as they fall due.

            15. Remedies for Subtenant Default. Upon and after the occurrence of any Event of Default (and until cure of such default has been tendered by Subtenant and accepted by Sublessor), Sublessor shall have the following rights and remedies:

                  (a) The right to terminate this Sublease and the interest and estate granted in the Sublease Premises hereby, by giving Tenant written notice of such termination (which shall be effective upon the later of the receipt of such notice or the date and time of termination specified therein).

                  (b) In the event Sublessor elects to terminate this Sublease, the right to recover from Subtenant:

                        (1) The worth at the time of award of the unpaid rent earned at the date of such termination,

                        (2) The worth at the time of award of the amount by which the unpaid Rent which would have earned after the date of such termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided,

                        (3) The worth at the time of award of the amount by which the unpaid Rent which would have been earned for the balance of the Sublease Term after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided, and

                        (4) Any other amount necessary to compensate Sublessor for all of the detriment proximately caused by Subtenant's failure to observe or perform any of its obligations under this Sublease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, expenses incurred in re-entering and taking possession of the Sublease Premises, costs incurred in cleaning and refitting the Sublease Premises for a new tenant and costs (including reasonable broker's commissions) incurred in reletting the Sublease Premises.

The "worth at the time of award" shall be computed, for purposes of clauses (1) and (2) above, by allowing interest at two percent over the prime or corporate reference rate announced from time to time by Bank of America, or, if lower, the maximum rate permitted by law during the period in question, and, for purposes of clause (3) above, by discounting such amount at the discount rate of the Federal Reserve Bank in the State in which the Sublease Premises are located in effect at the time of the award, plus one percent (1%).

                        (c) The right to re-enter and repossess the Sublease Premises, and remove all persons and property therefrom, by any suitable action or proceeding without liability to Subtenant or anybody claiming by, through or under Subtenant. No such re-entry or repossession shall be deemed an election to terminate this lease, unless Sublessor has given Subtenant written notice of termination pursuant to subparagraph (a) above or such termination is otherwise decreed by a court of competent jurisdiction. Sublessor may store any property removed from the Sublease Premises at Subtenant's expense and, if Subtenant does not pay the cost of such removal and storage within the later of ten (10) days after written demand to Subtenant therefor or thirty (30) days after the removal and storage of such property, Sublessor may sell such property and apply the proceeds of such sale to the cost of such removal and storage and to any other amounts then owed Sublessor hereunder.

                        (d) Sublessor has the remedy described in California Civil Code Section 1951.4 (Sublessor may continue Sublease in effect after Subtenant's breach and abandonment and recover Rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations).

                        (e) Without terminating this Sublease, Sublessor shall have the right to relet the Sublease Premises or any part thereof, for Subtenant's account, but on such terms and conditions and at such rentals as Sublessor in its sole discretion deems advisable, with the right at Subtenant's expense to make such alterations and repairs in the Sublease Premises and to incur such other expenses as Sublessor in its discretion deems necessary for such reletting. Rents and other sums received by Sublessor from any such reletting shall be applied: first, to the payment of expenses incurred by Sublessor in reletting and repossessing the Sublease Premises and in the reletting thereof; second, to sums other than Rent then owed by Subtenant to Sublessor hereunder; third, to installments of Rent then owed Sublessor hereunder; fourth, to future installments of Rent, as they become due; and, fifth, any balance to Subtenant. If the rents and other revenues received by Sublessor from any such reletting are insufficient to pay in full the amounts due Sublessor hereunder (including, without limitation, reimbursement of the expenses of reentering, repossessing and reletting the Sublease Premises), Subtenant shall, upon demand and from time to time, pay the deficiency to Sublessor.

                        (f) Without terminating this Sublease, seek and obtain the appointment of a receiver to take possession of the Sublease Premises, relet the same, collect and receive any Rents and other amounts payable to Subtenant with respect to the Sublease Premises and apply such receipts, first, to the expenses of such receivership and, then, in accordance with subparagraph (e) above.

                        (g) To cure any default on the part of Subtenant and to recover from Subtenant the cost of such cure, upon demand, together with interest thereon from the date paid at an annual rate of ten percent (10%). Sublessor's cure of any default hereunder shall not be deemed to waive such default or any other Event of Default.

                        (h) Any other right or remedy provided by law or in equity or in the Master Lease.

The rights and remedies of Sublessor provided in this Sublease are, to the maximum extent permitted by law, cumulative and not mutually exclusive.

            16. Indemnification and Limitation on Liability. The terms of subsections 16(a), (b) and (c) below shall not be effective unless and until Sublessor tenders possession of the Remainder Premises to Subtenant and Section 16(f) shall be in full force and effect until Sublessor tenders possession of the Remainder Premises to Subtenant. Upon such tender of possession of the Remainder Premises to Subtenant, subsections 16(a), (b) and (c) shall be in full force and effect and fully enforceable, and the terms of Section 16(f) below shall be of no further force or effect and shall be deemed deleted from this Sublease.

                  (a) Subtenant hereby agrees to indemnify Sublessor and Sublessor's directors, officers, shareholders, partners, members, principals, employees, agents, servants, contractors, subcontractors, visitors, licensees, successors and assigns (collectively, "Sublessor's Representatives") against and save Sublessor and Sublessor's Representatives harmless from any and all losses, costs, damages, charges, liabilities, obligations, fines, penalties, claims, demands, or judgments and any and all expenses, including, without limitation, reasonable attorneys' fees and expenses, court costs, and costs of appeal, settlement and negotiations (collectively, "Claims"), arising out of or in connection with: (a) Subtenant's use of the Sublease Premises; (b) the conduct of Subtenant's business or any activity, work or thing done, permitted or suffered by Subtenant in, on or about the Sublease Premises or the Building; (c) any failure to perform or observe any of the terms, covenants, conditions or provisions required to be performed or observed by Subtenant under this Sublease or the Master Lease; or (d) any negligence or other misconduct of Subtenant or any of Subtenant's Representatives in connection with the performance of Subtenant's obligations under this Sublease; or (e) any mechanic's lien and other liens and encumbrances filed by any person claiming by, through or under Subtenant, including security interests in any materials, fixtures, equipment and any other improvements or appurtenances installed in, located on or constituting part of the Sublease Premises. In the event that any action or proceeding is brought against Sublessor by reason of any of clauses (a) through
(e) inclusive of this Section 16, Subtenant shall, at the request of Sublessor, assume the defense of the same at Subtenant's sole cost with counsel reasonably satisfactory to Sublessor. Sublessor and its insurers shall each have the right to employ, at its expense, separate counsel in any such action or proceeding and to participate in the defense thereof. Subtenant shall consent to and indemnify Sublessor against the costs of any reasonable settlement agreed to by Sublessor of such action or proceeding.

                  (b) Subtenant hereby assumes all risk of damage to property or injury to persons in or on the Sublease Premises or arising from the use or occupation thereof from any cause whatsoever, except when caused by the gross negligence or willful misconduct of Sublessor.

                  (c) Sublessor shall not be responsible or liable to Subtenant or to those claiming by, through or under Subtenant for any injury, loss or damage that may be occasioned by or through the acts or omissions of: (i) persons occupying other premises in the Building, or (ii) Sublessor or Sublessor's Representatives unless proximately caused by (A) the gross negligence or willful misconduct of Sublessor or Sublessor's Representatives or
(B) the negligence of Sublessor or Sublessor's Representatives if such negligence is covered by and compensable under insurance obtained by Sublessor. Sublessor shall not be responsible or liable to Subtenant for any defect or failure, in (or any act or omission in the construction of) the Building, the Sublease Premises or any Building system, nor shall it be responsible or liable for any injury, loss or damage to any person or property of Subtenant or Subtenant's Representatives or any other person caused by or resulting from fire, electricity, gas, water, or other utility (or interruption therein) or from rain, snow, ice, theft, bursting, breakage, explosion, implosion, leakage, steam, running, backing up, seepage, or the overflow of water or sewerage in any part of the Building or for any injury, loss or damage caused by or resulting from acts of God or the elements. Subtenant shall give prompt notice to Sublessor in case of fire, casualty, defect or accident in the Sublease Premises or in the Building or of defects therein or in any Building systems.

                  (d) Subtenant's indemnity obligations under this Section 16 shall survive the expiration or earlier termination of this Sublease.

                  (e) Subtenant hereby expressly assumes any and all indemnity obligations of Sublessor under the Master Lease that relate to the Partial Premises arising and accruing on or after the date of the Sublease and (ii) Remainder Premises arising and accruing on or after the date Subtenant takes possession of the Remainder Premises.

                  (f) Until Sublessor delivers the Remainder Premises to Subtenant, (i) Subtenant shall indemnify, defend and hold harmless Sublessor to the same extent as Sublessor, as Lessee under the Master Lease (under the terms of Section 7.7 of the Master Lease), has agreed to indemnify, defend and hold harmless Landlord, as Lessor, under the Master Lease, (ii) Sublessor shall be exempt from liability, and shall neither be liable for injury to Sublessee's business or any loss of income therefrom or for damage to the property of the Subtenant nor liable for injury to the person of Subtenant, to the same extent as Landlord, under Section 7.8 of the Master Lease, is exempt from liability and not liable to Sublessor, as Lessee under the Master Lease and (iii) Sublessor shall indemnify, defend and hold Subtenant harmless from and against any and all Claims caused by the negligent acts, negligent omissions or willful misconduct of Sublessor, except to the extent caused by Subtenant. This subsection 16(f) shall be applicable and in full force and effect until Sublessor tenders possession of the Remainder Premises to Subtenant and, upon Sublessor's tender of possession of the Remainder Premises to Subtenant, this subsection 16(f) shall be of no further force or effect and shall be deemed deleted from this Sublease.

            17. Assignment and Subletting. Subtenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Subtenant's interest in this Sublease or in the Sublease Premises, without Sublessor's prior written consent which shall not be unreasonably withheld and the prior written consent of the Landlord, as provided in the Master Lease.

            18. Signs. Subtenant shall not place any sign upon the Sublease Premises without Sublessor's prior written consent; provided, however, that Sublessor shall not unreasonably withhold its consent to any sign approved by Landlord; provided, further, that Subtenant shall have the right to place identification signs on doors leading from the common corridor into the Sublease Premises with Landlord's approval, but Subtenant shall repair, or reimburse Sublessor on demand for the cost of repairing, any damage to such doors resulting from the installation or removal of such signage. Subtenant shall be solely responsible for negotiating with the Landlord appropriate informational lines on the Building directory.

            19. Brokers. Each of Sublessor and Subtenant represents to the other Party that it has not employed or consulted with any broker other than Blair Hayes Commercial and Pacifica Commercial Realty (collectively, "Brokers") with respect to this Sublease. Each Party shall indemnify and hold the other harmless from and against all Claims incurred or resulting from the claim of any person, except Brokers, that a commission or fee is due in connection with this Sublease if such claim is based upon any statement or agreement alleged to have been made by such Party. Payment of Brokers is Sublessor's responsibility. Sublessor shall pay to Blair Hayes Hayes Commercial and Pacifica Commercial Realty a commission equal to two percent (2%) each of the total Base Rent for the Partial Premises and, in the event the Remainder Premises is delivered to Subtenant, for the Remainder Premises in addition to the Partial Premises. The commission applicable to the (i) Partial Premises shall be paid 1/2 upon submittal of a fully executed approved Sublease Agreement and 1/2 upon Subtenant's occupancy of the Partial Premises for purposes of conducting its business and (ii) Remainder Premises shall be paid upon Subtenant's occupancy of the Remainder Premises for purposes of conducting its business.

            20. Holding Over. If Subtenant holds over after the expiration of the Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublessor, then at the option of Sublessor, Subtenant will become and be only a month-to-month tenant at a rent equal to one hundred twenty five percent (125%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublessor expressly reserves the right to require Subtenant to surrender possession of the Sublease Premises upon the expiration of the Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any holding over, and (ii) Subtenant will indemnify, defend and hold Sublessor harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Sublessor by reason of Subtenant's failure to surrender the Sublease Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

            21. Subordination. This Sublease is subject and subordinate to the Master Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Sublease Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

            22. Notices. Any notice required or permitted to be given hereunder shall be in writing and delivered to the applicable party personally, or by United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, in either case to the address indicated for such party below; and shall be deemed given, delivered and received only upon such personal delivery or at the time of delivery or attempted delivery shown upon such receipt:

            If to Sublessor:       Mr. Rich Travaglini
                                   URS Greiner Woodward Clyde
                                   Mack Centre II
                                   One Mack Centre Drive
                                   Paramus, NJ  07652-3909

            With a copy to:        John Rakow III, Esq.
                                   O'Brien Kreitzberg
                                   50 Fremont Street, 24th Floor
                                   San Francisco, CA   94105

            If to Subtenant:       Mr. Glenn Berger
                                   Somera Communications, Inc.
                                   5383 Hollister Avenue
                                   Goleta, CA 93111

            23. Waivers. The failure or delay of either Party to insist in any instance upon the strict performance or observance of any obligation or condition on the part of the other under this Sublease, or to exercise any right or remedy provided herein, shall not be deemed a waiver of such obligation, condition, right or remedy, except where this Sublease provides expressly that a right or remedy must be exercised within a specific time and such time has elapsed. No waiver by either Party of any right or obligation contained in this Sublease shall be deemed to have been made, unless made expressly in writing by the Party entitled to the performance of the obligation, satisfaction of the condition or exercise of the right in question. Sublessor's acceptance of any partial payment of Rent due Sublessor hereunder shall not satisfy or discharge Subtenant's obligation to pay the balance of Rent then due, nor shall Sublessor's acceptance of any payment of Rent when Subtenant is in breach of any other obligation or condition under this Sublease be deemed a waiver of such breach.

            24. Estoppel Certificates.

                              (1) Obligation to Provide. Subtenant will at any time upon not less than ten (10) days' prior written notice from Sublessor execute, acknowledge and deliver to Sublessor a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublessor hereunder or of Landlord under the Master Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Sublease Premises.

                              (2) Failure to Provide. At Sublessor's option, Subtenant's failure to deliver a statement within the time required by
      Section 24(a) above, will be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublessor, (ii) that there are no uncured defaults in Sublessor's performance hereunder or in Landlord's performance under the Master Lease, and

      (iii) that not more than one month's Rent has been paid in advance, or such failure may be considered by Sublessor as a material default by Subtenant under this Sublease.

            25. Computation of Time. The term "day" means a calendar day, and the term "business day" means any day other than a Saturday, Sunday or a bank holiday under the laws of the United States or the State of California. Any period of time specified in this Sublease which would otherwise end upon a non-business day shall be extended to, and shall end upon, the next following business day.

            26. Quiet Enjoyment. Subtenant, upon paying the Rent and performing each of its obligations under this Sublease, shall lawfully and quietly hold, occupy and enjoy the Sublease Premises, as is relevant, during the Term of this Sublease without hindrance or molestation of anyone lawfully claiming by, through or under Sublessor, subject, however, to the provisions set forth in this Sublease. Sublessor will have the right to enter the Sublease Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Sublease Premises and for verifying compliance by Subtenant with this Sublease and the Master Lease and permitting Sublessor to perform its obligations under this Sublease and the Master Lease.

            27. Entire Agreement; Modification; Binding Effect. This Sublease constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings and representations of the Parties with respect to the subject matter hereof. This Sublease may not be modified, amended, supplemented or otherwise changed, except by a writing executed by both Parties. Except as otherwise expressly provided herein, this Sublease shall bind and inure to the benefit of the Parties and their respective successors and assigns.

            28. Attorneys' Fees. Should either Party institute any action or proceeding against the other for any reason or to enforce any provision of this Sublease or for damages by reason of an alleged breach of any provision hereof, the prevailing Party shall be entitled to receive all costs and expenses (including reasonable attorneys' fees) incurred by such prevailing Party in connection with such action or proceeding.

            29. Execution in Counterparts. This Sublease may be executed in two counterparts, and by each Party on a separate counterpart, each of which when so executed and delivered shall be deemed an original, and both of which when taken together shall constitute but one and the same instrument.

            30. Governing Law. This Sublease shall be governed by and interpreted in accordance with the laws of the State of California.

            31. WAIVER OF JURY TRIAL. SUBLESSOR AND SUBTENANT, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS SUBLEASE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS SUBLEASE OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THEY EXTENT THEY MAY LEGALLY DO SO, SUBLESSOR AND SUBTENANT AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE JURY TRIAL WAIVER PROVISION CONTAINED IN THIS SECTION.


    Sublessor's Initials  /s/ TJC         Subtenant's Initials    /s/ JGM
                        -----------                            ----------------

            32. Warranty of Signers. Each individual executing and delivering this Sublease Agreement on behalf of a Party hereby represents and warrants that he or she is authorized and empowered to make such execution and delivery.

            33. Partial Invalidity. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

            34. Captions. The captions appearing within the body of this Sublease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Sublease or of any provision thereof.

            35. Lan Room. Sublessor shall be allowed to keep its Lan Room as shown in Exhibit B until such time as all of the Sublease Premises is delivered to Subtenant. Subtenant shall grant 24-hour access (without notice or permission of any kind) to Sublessor to said Lan Room.

            36. Contingencies. This Sublease is contingent upon (i) the execution and delivery by the parties thereto of a termination of that certain lease between Taltec, as tenant, and University Research Park, as landlord ("URP"), regarding premises located at 130 Robin Hill Road ("Other Premises")
(ii) the execution and delivery by the parties thereto of a termination of that certain sublease between Taltec, as sublessor, and NanoMotion, as subtenant, regarding the Other Premises, (iii) the execution and delivery by URP and Woodward-Clyde Consultants ("WCC"), and affiliate of Sublessor, of a First Amendment to Lease and (iv) the execution and delivery by WCC and NanoMotion of a letter agreement. In the event any of these contingencies are not satisfied on or before five (5) business days following the date of this Sublease, this Sublease shall terminate and be of no further force or effect.

            IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Sublease as of the date first written above.


SUBLESSOR:                 DAMES & MOORE, INC.,
                           a Delaware corporation

                           By:      /s/ Timothy J. Cohen
                                ------------------------------------------------
                                        Timothy J. Cohen

                           Its:      Vice President
                                ------------------------------------------------


SUBTENANT:                 SOMERA COMMUNICATIONS, INC.
                           a Delaware corporation

                           By:      /s/ Jeffrey G. Miller
                                ------------------------------------------------
                                        Jeffrey G. Miller

                           Its: Executive Vice President of Sales & Marketing
                                ------------------------------------------------